UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 23, 2007
CANYON RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11887	84-0800747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
14142 Denver West Parkway, Suite 250
Golden, Colorado 80401
(Address of principal executive offices) (Zip Code)
(303) 278-8464
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 23, 2007, Canyon Resources Corporation (the “Company”) entered into a rights agreement (the “Rights Agreement”) with Computershare Trust Company, N.A., (the “Rights Agent”), effective March 23, 2007. A brief description of the material terms of the Rights Agreement is included under Item 3.03 of this Current Report on Form 8-K and such description is incorporated into this item by reference. The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
On March 20, 2007, the rights issued under the rights agreement, dated as of March 20, 1997, by and between the Company and the American Securities Transfer & Trust, Inc. expired. The rights permitted stockholders to acquire shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), from the Company at substantially below market value under certain change-in-control scenarios.
On March 23, 2007, the Board of Directors of the Company adopted the Rights Agreement and declared a dividend distribution of one right (“Right”) for each outstanding share of Common Stock, of the Company. The distribution is payable to stockholders of record as of the close of business on April 16, 2007. Each Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $5.00 per share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.
Initially, the Rights will be attached to all certificates representing shares of Common Stock then outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates (as defined below) will occur upon the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) or (ii) 10 business days (or such later date as the Board of Directors of the Company may determine) following the commencement of, or the first public announcement of the intention to commence, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).
Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates, and will be transferred with and only with the Common Stock certificates, (ii) new Common Stock certificates issued after April 16, 2007 upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.
The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 23, 2017, unless earlier redeemed or exchanged by the Company as described below. The Rights will not be exercisable by a holder in any jurisdiction where the requisite qualification to the issuance to such holder, or the exercise by such holder, of the Rights has not been obtained or is not obtainable.
As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will evidence the Rights. In general, and except as otherwise determined by the Board of Directors of the Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that a person becomes the beneficial owner of 20% or more of the then outstanding shares of Common Stock, each holder of a Right will, after the end of a redemption period referred to below, have the right to exercise the Right by purchasing, for an amount equal to the Purchase Price, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times such amount. Notwithstanding any of the foregoing, following the occurrence of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.
For example, at a Purchase Price of $5.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $10.00 worth of Common Stock (or other consideration, as noted above) for $5.00. Assuming that the Common Stock had a per share value of $1.00 at such time, the holder of each Right would be entitled to purchase ten shares of Common Stock for $5.00
In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction, or (ii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall, after the expiration of the redemption period referred to below, have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right (e.g., common stock of the acquiring company having a value of $10.00 for the $5.00 Purchase Price).
At any time after a person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition by such person of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock for each outstanding Right or, in certain circumstances, other equity securities of the Company which are deemed by the Board of Directors of the Company to have the same value as shares of Common Stock, subject to adjustment.
The Purchase Price payable, and the number of shares Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution under certain circumstances.
With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued.
In general, the Board of Directors of the Company, may cause the Company to redeem the Rights in whole, but not in part, at any time during the period commencing on March 23, 2007, and ending on the tenth day following the Stock Acquisition Date (the “Redemption Period”) at a price of $.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors of the Company). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of two-thirds of the Directors. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.005 redemption price.
Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be subject to federal taxation to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

Except with respect to the Redemption Price of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. Following the time at which any person becomes an Acquiring Person, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company provided however, no such amendment may (i) adversely affect the interests of the holders of the Rights (other than the interests of the Acquiring Person); (ii) cause the Rights Agreement to be amendable other than in accordance with the terms of the Rights Agreement; (iii) cause the Rights again to become redeemable at such time as the Rights are not then redeemable; and (iv) change the Redemption Price.
The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors of the Company. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors of the Company. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors of the Company.
The above description of the Rights Agreement is qualified in its entirety by reference to the Rights Agreement, which includes the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The press release announcing the adoption of the Rights Agreement and the declaration of the Rights dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
4.1	Rights Agreement, effective as of March 23, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent, which includes the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B.

99.1	Press Release, dated March 23, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANYON RESOURCES CORPORATION (Registrant)
Date: March 23, 2007	By:	/s/ David P. Suleski
David P. Suleski
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
4.1	Rights Agreement, effective as of March 23, 2007, between the Company and Computershare Trust Company, N.A., as Rights Agent, which includes the form of Rights Certificate as Exhibit A and the Summary of Rights to Purchase Common Stock as Exhibit B.

99.1	Press Release, dated March 23, 2007.